UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011 (June 27, 2011)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 27, 2011, Luminex Corporation, a Delaware corporation (“Luminex”), and Century Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Luminex (“Merger Sub”), completed the previously announced acquisition of EraGen Biosciences, Inc., a Delaware corporation (“EraGen”), pursuant to the terms of an Agreement and Plan of Merger (the “Agreement”) dated as of June 21, 2011.

Pursuant to the Agreement, Merger Sub merged with and into EraGen, with EraGen being the surviving entity.  As a result, EraGen became a wholly-owned subsidiary of Luminex.  The merger consideration paid by Luminex at closing was $34.0 million cash, which consisted of (i) payments of approximately $22.1 million to former stockholders of EraGen and $6.3 million in satisfaction of EraGen’s debt and transaction related obligations and (ii) various escrow deposits of approximately $5.6 million.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 27, 2011, announcing closing of the Agreement and Plan of Merger with EraGen Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 27, 2011, announcing closing of the Agreement and Plan of Merger with EraGen Biosciences, Inc.